EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(602) 286-1530	(602) 286-1777

Michelle Clemente
(602) 286-1533

WESTERN REFINING DECLARES FIRST QUARTER 2017 DIVIDEND
OF $0.38 PER SHARE

EL PASO, Texas - January 4, 2017 - Western Refining, Inc. (NYSE:WNR) today announced its Board of Directors approved a $0.38 per share dividend for the first quarter of 2017. The dividend will be paid on February 2, 2017, to shareholders of record at the close of market on January 18, 2017.

About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. The Company operates refineries in El Paso, Gallup, New Mexico and St. Paul Park, Minnesota. The Company’s retail operations include retail service stations and convenience stores in Arizona, Colorado, Minnesota, New Mexico, Texas, and Wisconsin, operating primarily through the Giant, Howdy’s, and SuperAmerica brands.
Western Refining, Inc. also owns the general partner and approximately 53 percent of the limited partnership interest of Western Refining Logistics, LP (NYSE:WNRL).
More information about Western Refining is available at www.wnr.com.